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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   September 16, 1996
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                          BOSTON LIFE SCIENCES, INC.
                          --------------------------
            (Exact name of registrant as specified in its charter)



          Delaware                    0-6533                 87-0277826
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(State or other jurisdiction of     (Commission           (I.R.S. Employer
  incorporation or organization)     File No.)           Identification No.)

       33 Newbury Street, Suite 300
           Boston, Massachusetts                                02116
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(Address of principal executive offices)                       Zip Code


Registrant's telephone number, including area code  (617)  425-0200
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Item 5.    Other Events.
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     On September 16, 1996, Boston Life Sciences, Inc., a company engaged in the research and development of novel treatments for cancer, autoimmune diseases, and central nervous system disorders, announced that its anti-angiogenic factor appeared to significantly inhibit angiogenesis(new blood vessel formation) in an animal model of angiogenesis. In the experiment, fibroblast growth factor (FGF) was implanted into the eyes of mice to stimulate angiogenesis in the cornea.
The mice were then treated for six days with subcutaneous injections of BLSI's anti-angiogenic factor. At the end of the six day experiment, the extent of corneal blood vessel formation was measured in control and treated animals. Compared to control animals, there was significantly less new corneal blood vessel formation in animals treated with the Company's anti-angiogenic factor. This experiment demonstrates that subcutaneous administration of the Company's recombinant anti-angiogenic factor is able to inhibit blood vessel formation in an accepted, standard animal model of angiogenesis. The apparently successful systemic delivery of the anti-angiogenic factor together with its earlier success in cloning and producing this factor now enables the Company to accelerate its pre-clinical development and scale-up production plans.


Item 8.    Exhibits.
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     The following Exhibits are filed as part of this report on Form 8-K:

     99.1    Press Release, dated September 16, 1996.
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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                                   BOSTON LIFE SCIENCES, INC.

Dated:  October 4, 1996            By:/s/  Joseph Hernon
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                                      Joseph Hernon
                                      Chief Financial Officer
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                          BOSTON LIFE SCIENCES, INC.

                          CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX

Exhibit No.                                              Page
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    99.1      Press Release, dated September 16, 1996      5